Exhibit  1


                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-1
*CUSIP:        219988G205      Class     A-1
               21988GAA4       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2004.



INTEREST ACCOUNT
----------------

Balance as of      July 15, 2003.....                                                      $0.00
         Scheduled Income received on securities.....                              $1,766,282.70
         Unscheduled Income received on securities.....                                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                                   -$1,766,250.00
         Distribution to Class A-2 Holders.....                                           -$0.00
         Distribution to Depositor.....                                                   -$0.00
         Distribution to Trustee.....                                                    -$32.70
Balance as of         January 15, 2004.....                                                 0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of      July 15, 2003.....                                                      $0.00
         Scheduled principal payment received on securities.....                           $0.00

LESS:
       Distribution to Holders.....                                                       -$0.00
Balance as of      January 15, 2004.....                                                   $0.00


                  UNDERLYING SECURITIES HELD AS OF              January 15, 2004

           Principal Amount             Title of Security
           ----------------             -----------------
              $46,851,000      JPM Capital Trust I 7.54% Cumulative Capital
                               Securities due January 15, 2027
                               *CUSIP: 46623PAA2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.